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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82453 of Roberts Realty Investors, Inc. on Form S-3 and in Registration Statement No. 333-138703 of Roberts Realty Investors, Inc. on Form S-8 of our report dated March 2, 2012 appearing in this Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2011.

/s/ REZNICK GROUP, P.C.

Atlanta, Georgia
March 2, 2012

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  Exhibit 23